                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-81536) of Dresser Industries, Inc. of our report dated September 11, 1998 appearing on page 1 of this Form 11-K.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
September 22, 1998